Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 7, 2021, relating to the financial statement of European Wax Center, Inc. appearing in Registration Statement No. 333-257874 on Form S-1 of European Wax Center, Inc.

/s/ DELOITTE & TOUCHE LLP

Dallas, TX

August 4, 2021